Exhibit 99.1
FOR FURTHER INFORMATION:
AT FIRST MERCURY FINANCIAL CORPORATION:
Edward A. LaFramboise
Vice President — Finance
(248) 213-0406
elaframboise@firstmercury.com
FOR IMMEDIATE RELEASE
MONDAY, AUGUST 3, 2009
FIRST MERCURY FINANCIAL CORPORATION ANNOUNCES
SECOND QUARTER 2009 FINANCIAL RESULTS
SOUTHFIELD, MI — August 3, 2009 — First Mercury Financial Corporation (NYSE: FMR) (“First Mercury” or the “Company”) today announced results for the second quarter and six months ended June 30, 2009.
Highlights for the second quarter 2009 include:
•	Net income of $11.6 million, or $0.64 per diluted share
•	Operating net income of $5.3 million, or $0.30 per diluted share
•	Book value per share of $16.34, an increase of 11.4 percent from December 31, 2008
•	Total assets over $1 billion
•	Commission and fee income growth of 35.2 percent
•	Net investment income growth of 36.7 percent
•	Repurchase of 387,758 shares of common stock for $5.1 million at an average cost of $13.11 per share
•	Implementation of quarterly dividend of $0.025 per share
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“During this quarter, our casualty businesses performed well and our investment results continued to be solid as reflected by our book value growth. These positive results were partially offset by significant losses in our property businesses. As a result, we determined certain segments of our property businesses were not achieving our profitability targets. Consequently, we are scaling back these segments and focusing on the segments that we believe will meet our profitability targets,” said Richard H. Smith, Chairman, President and Chief Executive Officer.
Net income for the second quarter of 2009 was $11.6 million compared to $28.7 million for the same period of 2008. Net income for the first six months of 2009 was $20.3 million compared to $38.4 million for the same period of 2008. Net income for the three and six months ended June 30, 2008 included $22.5 million and $23.6 million, respectively, of income from discontinued operations, which includes a gain on the sale of ARPCO of $21.4 million. Operating net income for the second quarter of 2009 was $5.3 million compared to $7.2 million for the same period of 2008. Operating net income for the first six months of 2009 was $12.8 million compared to $16.2 million for the same period of 2008.
For the three months ended June 30, 2009, gross written premiums were $82.5 million, a 3.3 percent increase from the gross written premiums during the same period in 2008. For the six months ended June 30, 2009, gross written premiums were $160.4 million, a 0.4 percent decrease from the gross written premiums during the same period in 2008.
Net earned premiums during the three months ended June 30, 2009 were $51.4 million, a 10.5 percent increase from the same period of 2008. For the six months ended June 30, 2009, net earned premiums were $104.0 million, a 15.4 percent increase from the same period in 2008.
Net investment income earned during the three months ended June 30, 2009 was $7.1 million, up 36.7 percent from the same period of 2008. Net investment income earned during the six months ended June 30, 2009 was $13.6 million, up 34.8 percent from the same period of 2008.
Net realized gains on investments during the three months ended June 30, 2009 were $9.6 million compared to net realized losses on investments of $1.6 million during the same period of 2008. Net realized gains on investments during the six months ended June 30, 2009 were $11.4 million compared to net realized losses on investments of $1.6 million during the same period of 2008. The net realized gains for the three and six months ended June 30, 2009 included mark-to-market adjustments of $6.2 million and $8.8 million, respectively, on the Company’s convertible securities portfolio and high yield convertible fund. Other-than-temporary impairment losses on investments during the three and six months ended June 30, 2009 were $0.1 million compared to other-than-temporary impairment losses on investments of $0.2 million during the same periods of 2008. In addition, the Company recorded $10.5 million of pretax net unrealized gains on its available for sale investment portfolio during the three months ended June 30, 2009. The Company recorded $15.9 million of pretax net unrealized gains on its available for sale investment portfolio during the six months ended June 30, 2009.
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Total operating revenues for the three months ended June 30, 2009 increased 36.2 percent to $77.7 million compared to $57.0 million for the same period of 2008. Total operating revenues for the six months ended June 30, 2009 increased 32.7 percent to $145.4 million compared to $109.5 million for the same period of 2008.
The combined ratio for the three months ended June 30, 2009 was 99.9 percent compared to 84.0 percent for the same period of 2008. The combined ratio for the three months ended June 30, 2009 includes a loss ratio of 69.0 percent and an expense ratio of 30.9 percent. These compare to a loss ratio of 55.3 percent and an expense ratio of 28.7 percent for the comparable period in 2008. The combined ratio for the six months ended June 30, 2009 was 94.0 percent compared to 79.7 percent for the same period of 2008. The combined ratio for the six months ended June 30, 2009 includes a loss ratio of 63.4 percent and an expense ratio of 30.6 percent. These compare to a loss ratio of 54.6 percent and an expense ratio of 25.1 percent for the comparable period in 2008.
The Company recorded $2.4 million, or $0.09 per diluted share, net of taxes, of storm losses for the three months ended June 30, 2009, including $2.2 million classified as catastrophes. In addition, the Company recorded $5.2 million, or $0.19 per diluted share, net of taxes, of higher than expected 2009 commercial property fire and other losses and loss adjustment expenses during the three months ended June 30, 2009. As a result of these losses, the Company has significantly tightened the underwriting criteria for all property classes and cancelled certain in-force property policies mid-term. In addition, the Company has provided notice of cancellation to the contract underwriter responsible for a portion of the Company’s property business and has significantly restricted the contract underwriter’s authority to bind business on the Company’s behalf through the termination date.
During the three months ended June 30, 2009, there was $3.6 million, or $0.13 per diluted share, net of taxes, of favorable development of prior years’ loss and loss adjustment expense reserves. For the six months ended June 30, 2009, there was $4.4 million, or $0.16 per diluted share, net of taxes, of favorable development of prior years’ loss and loss adjustment expense reserves. For the three and six months ended June 30, 2008, there was no development of prior years’ loss and loss adjustment expense reserves.
During the three and six months ended June 30, 2009, the Company repurchased 387,758 shares of common stock for $5.1 million at an average cost of $13.11 per share. As of June 30, 2009, the Company has 413,665 shares of remaining capacity under the 1.5 million share repurchase program which expires on August 18, 2009.
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Smith concluded, “While current market and economic conditions remain competitive, we believe we are positioned to benefit from improving market conditions and we continue to focus on disciplined underwriting and prudent capital management. Given the higher than expected 2009 property losses and the scaling back of certain property segments, we are reducing our guidance of operating net income per diluted share from between $1.60 to $1.75 to between $1.30 to $1.60 for all of 2009. The range has been expanded to provide for the variability embedded in the property business net unearned premium reserves.”
Conference Call Details
The Company will host a conference call on August 4, 2009 at 11:00 a.m. Eastern Time to discuss second quarter results. The call can be accessed live by dialing 888-668-1639 or by visiting the Company’s website at www.firstmercury.com.
Investors may access a replay by dialing 888-203-1112, passcode 3534084, which will be available through August 11, 2009. The webcast replay will also be archived in the “Investor Relations” section of the Company’s website.
About First Mercury Financial Corporation
First Mercury Financial Corporation provides insurance products and services primarily to the specialty commercial insurance markets, focusing on niche and underserved segments where we believe that we have underwriting expertise and other competitive advantages.  During the Company’s 36 years of underwriting risks, First Mercury has developed the underwriting expertise and cost-efficient infrastructure which has enabled us to effectively underwrite such risks. Our risk-taking subsidiaries offer insurance products through our distribution subsidiaries: CoverX®, FM Emerald and AMC, which are recognized brands among insurance producers.
Non-GAAP Financial Measures
Operating net income and operating net income per share are non-GAAP financial measures, and management believes that investors’ understanding of core operating performance is enhanced by First Mercury’s disclosure of these financial measures. Operating net income consists of net income adjusted to exclude the impact of net realized gains (losses) on investments, other-than-temporary impairment losses on investments, the change in fair value of derivative instruments, income from discontinued operations, and taxes related to these adjustments. Definitions of these items may not be comparable to the definitions used by other companies. Net income and net income per share are the GAAP financial measures that are most directly comparable to operating net income and operating net income per share.
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Safe Harbor Statement
This release contains forward-looking statements that relate to future periods and includes statements regarding our anticipated performance. Generally, the words “anticipates,” “believes,” “expects,” “intends,” “estimates,” “projects,” “plans” and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: recent and future events and circumstances impacting financial, stock, and capital markets, and the responses to such events by governments and the financial communities; the impact of catastrophic events and the occurrence of significant severe weather conditions on our operating results; our ability to maintain or the lowering or loss of one of our financial or claims-paying ratings; our actual incurred losses exceeding our loss and loss adjustment expense reserves; the failure of reinsurers to meet their obligations; our estimates for accrued profit sharing commissions are based on loss ratio performance and could be reduced if the underlying loss ratios deteriorate; our inability to obtain reinsurance coverage at reasonable prices; the failure of any loss limitations or exclusions or changes in claims or coverage; our lack of long-term operating history in certain specialty classes of insurance; our ability to acquire and retain additional underwriting expertise and capacity; the concentration of our insurance business in relatively few specialty classes; the increasingly competitive property and casualty marketplace; fluctuations and uncertainty within the excess and surplus lines insurance industry; the extensive regulations to which our business is subject and our failure to comply with these regulations; our ability to maintain our risk-based capital at levels required by regulatory authorities; our inability to realize our investment objectives; an economic downturn or other economic conditions adversely affecting our financial position; and the risks identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ.
The Company uses the Investor Relations page of its website at www.firstmercury.com to make information available to its investors and the public.
Financial Tables Follow...
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First Mercury Financial Corporation
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(Dollars in thousands, except share and per share data)
Operating Revenue
Net earned premiums	$51,432	$46,559	$104,027	$90,130
Commissions and fees	9,577	7,086	16,471	11,139
Net investment income	7,132	5,216	13,566	10,064
Net realized gains (losses) on investments	9,644	(1,587)	11,437	(1,586)
Other-than-temporary impairment losses on investments	(97)	(225)	(134)	(225)

Total Operating Revenues	77,688	57,049	145,367	109,522

Operating Expenses
Losses and loss adjustment expenses, net	35,463	25,732	65,956	49,177
Amortization of deferred acquisition expenses	13,600	9,096	26,930	17,310
Underwriting, agency and other expenses	9,526	11,615	18,750	17,598
Amortization of intangible assets	575	515	1,149	913

Total Operating Expenses	59,164	46,958	112,785	84,998

Operating Income	18,524	10,091	32,582	24,524
Interest Expense	1,417	1,476	2,833	2,940
Change in Fair Value of Derivative Instruments	(123)	(262)	(230)	174

Income from Continuing Operations Before Income Taxes	17,230	8,877	29,979	21,410
Income Taxes	5,621	2,641	9,689	6,540

Income from Continuing Operations	11,609	6,236	20,290	14,870
Income from Discontinued Operations, Net of Income Taxes	—	22,467	—	23,553

Net Income	$11,609	$28,703	$20,290	$38,423

Basic Net Income Per Share:
Income from Continuing Operations	$0.65	$0.34	$1.14	$0.82
Income from Discontinued Operations	—	1.23	—	1.29

Total	$0.65	$1.57	$1.14	$2.11

Diluted Net Income Per Share:
Income from Continuing Operations	$0.64	$0.33	$1.11	$0.79
Income from Discontinued Operations	—	1.18	—	1.25

Total	$0.64	$1.51	$1.11	$2.04

Weighted Average Shares Outstanding:
Basic	17,700,272	18,259,602	17,737,708	18,182,832

Diluted	18,042,484	18,943,262	18,075,668	18,803,719

GAAP Underwriting Ratios:
Loss ratio	69.0%	55.3%	63.4%	54.6%
Expense ratio	30.9%	28.7%	30.6%	25.1%

Combined ratio	99.9%	84.0%	94.0%	79.7%

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First Mercury Financial Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
	2009	2008
	(Dollars in thousands,
	except share and per share data)
ASSETS

Investments
Debt securities	$581,235	$495,799
Equity securities and other	27,008	15,089
Short-term	16,921	32,142

Total Investments	625,164	543,030
Cash and cash equivalents	23,574	31,833
Premiums and reinsurance balances receivable	58,504	56,398
Accrued investment income	6,327	5,400
Accrued profit sharing commissions	12,873	11,315
Reinsurance recoverable on paid and unpaid losses	150,819	135,617
Prepaid reinsurance premiums	54,207	48,921
Deferred acquisition costs	26,917	27,369
Intangible assets, net of accumulated amortization	38,201	39,351
Goodwill	25,483	25,483
Deferred federal income taxes	—	2,161
Other assets	23,625	16,775

Total Assets	$1,045,694	$943,653

LIABILITIES AND STOCKHOLDERS’ EQUITY

Loss and loss adjustment expense reserves	$426,908	$372,721
Unearned premium reserves	151,283	147,849
Long-term debt	67,013	67,013
Funds held under reinsurance treaties	61,937	49,419
Premiums payable to insurance companies	31,519	27,831
Reinsurance payable on paid losses	1,196	1,167
Deferred federal income taxes	4,741	—
Accounts payable, accrued expenses, and other liabilities	14,259	16,016

Total Liabilities	758,856	682,016

Stockholders’ Equity
Common stock, $0.01 par value; authorized 100,000,000 shares; issued and outstanding 17,558,483 and 17,836,337 shares	175	178
Paid-in-capital	158,426	161,957
Accumulated other comprehensive income (loss)	6,641	(3,027)
Retained earnings	122,875	103,028
Treasury stock; 93,600 and 33,600 shares	(1,279)	(499)

Total Stockholders’ Equity	286,838	261,637

Total Liabilities and Stockholders’ Equity	$1,045,694	$943,653

Book Value Per Share	$16.34	$14.67

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First Mercury Financial Corporation
Summary Financial Data

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(Dollars in thousands, except per share data)
Gross Written Premiums:
Security	$13,857	$16,960	$28,844	$34,859
Specialty	33,904	37,578	60,834	77,434
Contract Underwriting	17,309	15,423	33,409	31,803
FM Emerald	15,114	8,402	30,589	13,974
Professional Liability	594	—	2,397	—
AUIC	1,743	1,551	4,326	3,050

Gross written premiums	$82,521	$79,914	$160,399	$161,120

Net Written Premiums:
Security	$9,079	$12,002	$18,859	$25,580
Specialty	22,339	26,904	40,066	58,410
Contract Underwriting	12,166	9,165	23,611	19,346
FM Emerald	7,757	2,619	14,960	4,358
Professional Liability	358	—	1,445	—
AUIC	1,743	1,551	4,326	3,050

Net written premiums	$53,442	$52,241	$103,267	$110,744

Commissions and Fees:
Insurance underwriting commissions and fees	$1,360	$1,426	$2,717	$2,755
Insurance services commissions and fees	8,217	5,660	13,754	8,384

Total commissions and fees	$9,577	$7,086	$16,471	$11,139

Cash and Cash Equivalents:
Net cash provided by operating activities — continuing operations	$32,993	$33,483	$59,075	$58,622
Net cash provided by operating activities — discontinued operations	—	1,353	—	2,376
Net cash used in investing activities — continuing operations	(17,676)	(76,791)	(61,005)	(100,571)
Net cash provided by investing activities — discontinued operations	—	41,830	—	41,830
Net cash provided by (used in) financing activities	(6,328)	79	(6,328)	101

Net increase (decrease) in cash and cash equivalents	$8,989	$(46)	$(8,258)	$2,358

Operating Net Income: (1)
Net Income	$11,609	$28,703	$20,290	$38,423
Adjust for Net realized gains and losses on investments, net of tax	(6,269)	1,032	(7,434)	1,031
Adjust for Other-than-temporary impairment losses on investments, net of tax	63	146	87	146
Adjust for Change in fair value of derivative instruments, net of tax	(80)	(170)	(150)	113
Adjust for Discontinued operations, net of tax	—	(22,467)	—	(23,553)

Operating net income	$5,323	$7,244	$12,793	$16,160

Operating Net Income Per Share: (1)
Diluted	$0.30	$0.38	$0.71	$0.86

Selected Property Information:
Net written premiums	$6,874	$2,560	$12,350	$4,103

Net earned premiums	$5,247	$1,266	$9,326	$2,368

Unearned premium reserves, net (2)	$12,814	N/M	$12,814	N/M

FOOTNOTES

(1)	See discussion of use of non-GAAP financial measures above.

(2)	As of June 30, 2009.
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